Exhibit 99.1

For Immediate Release:	July 18, 2017

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES RECORD EARNINGS PER SHARE
FOR SECOND QUARTER AND QUARTERLY DIVIDEND

GLASTONBURY, Conn., July 18, 2017 – United Financial Bancorp, Inc. (“United Financial” or the "Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank”), announced results for the quarter ended June 30, 2017.

The Company reported net income of $16.2 million, or $0.32 per diluted share, for the quarter ended June 30, 2017, compared to net income for the linked quarter of $13.7 million, or $0.27 per diluted share. The Company reported net income of $9.1 million, or $0.18 per diluted share, for the quarter ended June 30, 2016.

"I am pleased to announce that United Financial Bancorp, Inc. delivered record earnings of $0.32 per diluted share in the second quarter of 2017 driven by record revenue, expense control and continued excellent asset quality. For the last four consecutive quarters, the Company has averaged a Return on Average Assets (ROA) of 0.89%, a Return on Average Equity (ROE) of 8.94%, and a Return on Average Tangible Common Equity (ROTCE) of 11.15%. Tangible book value increased 9.7% annualized from the linked quarter after paying our 2.83% annualized dividend yield," stated William H.W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "I would like to thank our United Bank team for the continued steadfast focus on serving the needs of our customers and communities."

Balance Sheet

Assets totaled $6.88 billion at June 30, 2017 and increased $179.5 million, or 2.7%, from $6.70 billion at March 31, 2017. At June 30, 2017, total loans were $5.05 billion, representing an increase of $110.2 million, or 2.2%, from the linked quarter. Changes to loan balances during the second quarter of 2017 were highlighted by a $64.5 million, or 3.8%, increase in investor non-owner occupied commercial real estate loans, a $23.8 million, or 3.1%, increase in commercial business loans, and a $21.8 million, or 4.2%, increase in home equity loans. Total residential mortgages increased during the second quarter of 2017 by $5.1 million, or 0.4%. Total cash and cash equivalents decreased $9.8 million, or 11.6%, from the linked quarter, while the available-for-sale securities portfolio remained relatively flat, with a slight decrease of $2.3 million, or 0.2%.

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Deposits totaled $4.99 billion at June 30, 2017 and increased by $203.1 million, or 4.2%, from $4.79 billion at March 31, 2017. In the second quarter of 2017, NOW checking deposits increased by $96.5 million, or 17.9%, from the linked quarter, while non-interest bearing checking deposits increased by $31.4 million, or 4.5%; the increases are reflective of success in new account acquisition strategies deployed throughout the first half of 2017. The Company experienced an increase of $99.7 million, or 6.0%, in certificates of deposit as compared to the linked quarter. These increases were offset by a $25.7 million, or 1.9%, decrease in money market accounts, which is typically experienced in the second quarter due to seasonal withdrawals in municipal deposit accounts.

Total Federal Home Loan Bank advances decreased by $18.7 million, or 1.9%, over the linked quarter, while other borrowings decreased by $22.5 million, or 13.2%, due to a decrease in the use of reverse repurchase borrowings.

Net Interest Income

Income growth in the second quarter of 2017, as compared to the linked quarter, was highlighted by an increase in net interest income of $2.0 million, or 4.6%, to $46.3 million, primarily attributable to an increase in interest income of $3.4 million, or 6.2%, to $58.6 million. Average interest-earning assets increased by $191.5 million, or 3.1%, primarily due to growth in average loan balances which increased by $187.1 million, or 3.8%. Average loan balance growth was driven by a $62.5 million, or 5.1%, increase in average residential mortgage loans, including residential mortgage loans held for sale, a $55.5 million, or 2.6%, increase in average commercial real estate loans, and a $50.1 million, or 6.9%, increase in average commercial business loans.

Interest expense increased by $1.4 million to $12.2 million during the second quarter of 2017 from $10.9 million in the linked quarter. Average balance shifts in the second quarter of 2017 included an $86.5 million, or 4.7%, increase in average NOW and money market deposits and a $13.2 million, or 2.5%, increase in average savings deposits. The growth observed in average deposit balances was largely driven by new account acquisition strategies developed in the first and second quarters of 2017.

The non-GAAP tax equivalent net interest margin for the second quarter of 2017 increased by three basis points to 3.04%, reflective of the modestly asset sensitive position of the balance sheet to changes in interest rates. The yield on interest-earning assets increased by nine basis points in the second quarter of 2017 to 3.82% and the cost of total interest-bearing liabilities increased by seven basis points to 0.91%. The interest-earning asset yield improvement was largely driven by a six basis point increase in the yield on commercial real estate loans, which represents 34.2% of the Company's interest-earning assets, a 19 basis point increase in the average commercial business loan yield, and a 21 basis point increase in the average home equity loan yield. The increase in the loan portfolio yield was driven by increases in the 1-month LIBOR and Prime rate indices. The total funding cost increased by seven basis points to 0.81% in the second quarter driven by a seven basis point increase in the cost of interest-bearing liabilities. The cost of interest bearing deposits increased five basis points, which represent 78.0% of costing liabilities, while the cost of borrowings increased eight basis points.

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Provision for Loan Losses

The provision for loan losses remained constant at $2.3 million for the quarters ended June 30, 2017 and March 31, 2017. The provision level reflects lower net charge-offs and slower migration of the purchased performing loans to the covered portfolio. Net charge-offs for the quarter ending June 30, 2017 totaled $534,000, or 0.04%, as a percentage of average loans outstanding, as compared to $1.8 million, or 0.14% as a percentage of average loans for the quarter ended March 31, 2017. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $971,000, or 11.4%, to $9.5 million for the quarter ended June 30, 2017 from $8.5 million in the linked quarter. The increase in the second quarter's non-interest income was driven primarily by an increase in service charges and fees and mortgage banking activities as compared to the linked quarter. This was partially offset by higher losses on limited partnership investments, as well as a decrease in net gains from security sales.

Non-Interest Expense

Non-interest expense for the quarter ended June 30, 2017 totaled $35.0 million and increased by $284,000, or 0.8%, from the linked quarter. The increase in non-interest expense during the quarter was primarily due to an increase in marketing and promotions and other expenses, partially offset by a decrease in occupancy and equipment and professional fees as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $2.1 million to $34.3 million at June 30, 2017 from $36.4 million at March 31, 2017. The ratio of non-performing assets to total assets for the quarter ended June 30, 2017 was 0.50%, as compared to 0.54% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $559.0 million, or 8.2% of average assets, at June 30, 2017. Tangible book value per share increased to $11.01 at June 30, 2017 from $10.75 at March 31, 2017. The increase was primarily driven by the impact of the Company's net income of $16.2 million and improvement in accumulated other comprehensive income of $2.2 million resulting from an increase in the market value of the Company's investment portfolio, partially offset by the cash dividend payment to shareholders of $0.12 per share, which reduced stockholders' equity by $6.1 million. Book value per share at June 30, 2017 was $13.38.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on July 28, 2017 and payable on August 9, 2017. This dividend equates to a 2.83% annualized yield based on the $16.98 average closing price of the Company’s common stock in the second quarter of 2017. The Company has paid dividends for 45 consecutive quarters.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, July 19, 2017 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s second quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through August 2, 2017 by calling 1-877-344-7529 and entering conference number 10109852. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At June 30, 2017, the Company had $6.88 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

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Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Interest and dividend income:	(In thousands, except share data)
Loans	$49,674	$43,556	$96,167	$89,028
Securities-taxable interest	5,793	4,926	11,303	10,022
Securities-non-taxable interest	2,355	2,051	4,609	4,061
Securities-dividends	689	1,021	1,497	1,944
Interest-bearing deposits	51	67	152	140
Total interest and dividend income	58,562	51,621	113,728	105,195
Interest expense:
Deposits	7,603	6,382	14,422	12,648
Borrowed funds	4,631	3,743	8,681	7,649
Total interest expense	12,234	10,125	23,103	20,297
Net interest income	46,328	41,496	90,625	84,898
Provision for loan losses	2,292	3,624	4,580	6,312
Net interest income after provision for loan losses	44,036	37,872	86,045	78,586
Non-interest income:
Service charges and fees	6,834	4,359	12,252	8,953
Net gain from sales of securities	95	367	552	1,819
Income from mortgage banking activities	1,830	2,331	3,151	3,191
Bank-owned life insurance income	1,149	814	2,356	1,632
Net loss on limited partnership investments	(638)	(1,504)	(718)	(2,440)
Other income	206	165	388	104
Total non-interest income	9,476	6,532	17,981	13,259
Non-interest expense:
Salaries and employee benefits	19,574	20,013	39,304	37,804
Service bureau fees	1,943	2,230	4,046	4,259
Occupancy and equipment	3,657	3,850	8,126	7,750
Professional fees	952	887	2,261	1,768
Marketing and promotions	1,237	1,023	1,949	1,615
FDIC insurance assessments	796	1,042	1,475	1,981
Core deposit intangible amortization	353	401	738	834
FHLBB prepayment penalties	—	—	—	1,454
Other	6,467	5,235	11,775	10,979
Total non-interest expense	34,979	34,681	69,674	68,444
Income before income taxes	18,533	9,723	34,352	23,401
Provision for income taxes	2,333	665	4,426	2,449
Net income	$16,200	$9,058	$29,926	$20,952

Net income per share:
Basic	$0.32	$0.18	$0.60	$0.42
Diluted	$0.32	$0.18	$0.59	$0.42
Weighted-average shares outstanding:
Basic	50,217,212	49,623,472	50,237,406	49,523,345
Diluted	50,839,091	49,946,639	50,887,124	49,802,679

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest and dividend income:	(In thousands, except share data)
Loans	$49,674	$46,493	$45,460	$45,331	$43,556
Securities-taxable interest	5,793	5,510	4,848	4,808	4,926
Securities-non-taxable interest	2,355	2,254	2,191	2,140	2,051
Securities-dividends	689	808	986	990	1,021
Interest-bearing deposits	51	101	136	67	67
Total interest and dividend income	58,562	55,166	53,621	53,336	51,621
Interest expense:
Deposits	7,603	6,819	6,649	6,279	6,382
Borrowed funds	4,631	4,050	3,800	4,028	3,743
Total interest expense	12,234	10,869	10,449	10,307	10,125
Net interest income	46,328	44,297	43,172	43,029	41,496
Provision for loan losses	2,292	2,288	3,359	3,766	3,624
Net interest income after provision for loan losses	44,036	42,009	39,813	39,263	37,872
Non-interest income:
Service charges and fees	6,834	5,418	5,580	5,726	4,359
Net gain from sales of securities	95	457	94	48	367
Income from mortgage banking activities	1,830	1,321	2,838	2,198	2,331
Bank-owned life insurance income	1,149	1,207	863	899	814
Net loss on limited partnership investments	(638)	(80)	(705)	(850)	(1,504)
Other income (loss)	206	182	266	(132)	165
Total non-interest income	9,476	8,505	8,936	7,889	6,532
Non-interest expense:
Salaries and employee benefits	19,574	19,730	19,279	18,301	20,013
Service bureau fees	1,943	2,103	1,767	1,960	2,230
Occupancy and equipment	3,657	4,469	3,656	3,580	3,850
Professional fees	952	1,309	1,024	1,125	887
Marketing and promotions	1,237	712	778	656	1,023
FDIC insurance assessments	796	679	773	819	1,042
Core deposit intangible amortization	353	385	385	385	401
Other	6,467	5,308	5,631	5,410	5,235
Total non-interest expense	34,979	34,695	33,293	32,236	34,681
Income before income taxes	18,533	15,819	15,456	14,916	9,723
Provision for income taxes	2,333	2,093	906	757	665
Net income	$16,200	$13,726	$14,550	$14,159	$9,058

Net income per share:
Basic	$0.32	$0.27	$0.29	$0.28	$0.18
Diluted	$0.32	$0.27	$0.29	$0.28	$0.18
Weighted-average shares outstanding:
Basic	50,217,212	50,257,825	50,070,710	49,800,105	49,623,472
Diluted	50,839,091	50,935,382	50,602,494	50,091,202	49,946,639

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$57,137	$45,279	$47,248	$51,951	$54,792
Short-term investments	17,714	39,381	43,696	162,295	42,649
Total cash and cash equivalents	74,851	84,660	90,944	214,246	97,441
Available for sale securities – At fair value	1,073,384	1,075,729	1,043,411	1,052,439	1,073,459
Held to maturity securities – At amortized cost	13,792	13,937	14,038	14,162	14,289
Loans held for sale	157,487	87,031	62,517	83,321	30,558
Loans:
Commercial real estate loans:
Owner-occupied	429,848	433,358	416,718	392,168	384,324
Investor non-owner occupied	1,761,940	1,697,414	1,705,319	1,702,701	1,675,821
Construction	74,980	85,533	98,794	90,380	107,302
Total commercial real estate loans	2,266,768	2,216,305	2,220,831	2,185,249	2,167,447
Commercial business loans	792,918	769,153	724,557	660,676	671,687
Consumer loans:
Residential real estate	1,172,540	1,167,428	1,156,227	1,129,079	1,171,300
Home equity	538,130	516,325	536,772	479,390	460,058
Residential construction	46,117	49,456	53,934	52,476	49,338
Other consumer	237,708	225,317	209,393	213,830	211,065
Total consumer loans	1,994,495	1,958,526	1,956,326	1,874,775	1,891,761
Total loans	5,054,181	4,943,984	4,901,714	4,720,700	4,730,895
Net deferred loan costs and premiums	15,413	13,273	11,636	10,214	9,403
Allowance for loan losses	(45,062)	(43,304)	(42,798)	(41,080)	(37,961)
Loans receivable - net	5,024,532	4,913,953	4,870,552	4,689,834	4,702,337
Federal Home Loan Bank of Boston stock, at cost	54,760	52,707	53,476	52,847	55,989
Accrued interest receivable	19,751	19,126	18,771	17,888	16,635
Deferred tax asset, net	27,034	37,040	39,962	32,529	31,395
Premises and equipment, net	54,480	51,299	51,757	52,520	53,021
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	5,164	5,517	5,902	6,287	6,672
Cash surrender value of bank-owned life insurance	170,144	169,007	167,823	126,948	126,734
Other assets	85,503	71,333	65,086	86,553	91,273
Total assets	$6,876,163	$6,696,620	$6,599,520	$6,544,855	$6,415,084

F - 3

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$721,917	$690,516	$708,050	$687,865	$673,624
Interest-bearing	4,271,562	4,099,843	4,003,122	4,007,606	3,781,717
Total deposits	4,993,479	4,790,359	4,711,172	4,695,471	4,455,341
Mortgagors’ and investor escrow accounts	15,045	10,925	13,354	9,045	14,040
Federal Home Loan Bank advances and other borrowings	1,138,817	1,180,053	1,169,619	1,102,882	1,222,160
Accrued expenses and other liabilities	49,358	49,300	49,509	81,217	79,350
Total liabilities	6,196,699	6,030,637	5,943,654	5,888,615	5,770,891
Total stockholders’ equity	679,464	665,983	655,866	656,240	644,193
Total liabilities and stockholders’ equity	$6,876,163	$6,696,620	$6,599,520	$6,544,855	$6,415,084

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Share Data:
Basic net income per share	$0.32	$0.27	$0.29	$0.28	$0.18
Diluted net income per share	0.32	0.27	0.29	0.28	0.18
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.01	$10.75	$10.53	$10.60	$10.39
Key Statistics:
Total revenue	$55,804	$52,802	$52,108	$50,918	$48,028
Total non-interest expense	34,979	34,695	33,293	32,236	34,681
Average earning assets	6,304,849	6,113,363	6,054,347	5,984,951	5,887,759
Key Ratios:
Return on average assets (annualized)	0.96%	0.83%	0.90%	0.88%	0.57%
Return on average equity (annualized)	9.66%	8.35%	8.95%	8.80%	5.71%
Tax-equivalent net interest margin (annualized)	3.04%	3.01%	2.93%	2.95%	2.91%
Residential Mortgage Production:
Dollar volume (total)	$186,220	$134,022	$160,512	$173,473	$173,507
Mortgages originated for purchases	129,165	77,613	77,549	113,019	100,871
Loans sold	61,363	51,826	87,626	99,051	93,681
Income from mortgage banking activities	1,830	1,321	2,838	2,198	2,331
Non-performing Assets:
Residential real estate	$11,190	$12,185	$11,357	$11,526	$11,729
Home equity	5,211	4,307	4,043	3,650	3,176
Investor-owned commercial real estate	3,512	3,809	4,016	3,746	5,618
Owner-occupied commercial real estate	2,184	2,314	2,642	2,838	3,815
Construction	287	1,355	1,701	1,879	2,103
Commercial business	2,624	2,369	2,000	2,016	4,364
Other consumer	40	37	1,000	328	1,505
Non-accrual loans	25,048	26,376	26,759	25,983	32,310
Troubled debt restructured – non-accruing	7,475	8,252	7,304	7,345	6,713
Total non-performing loans	32,523	34,628	34,063	33,328	39,023
Other real estate owned	1,770	1,786	1,890	2,792	702
Total non-performing assets	$34,293	$36,414	$35,953	$36,120	$39,725
Non-performing loans to total loans	0.64%	0.70%	0.69%	0.71%	0.82%
Non-performing assets to total assets	0.50%	0.54%	0.54%	0.55%	0.62%
Allowance for loan losses to non-performing loans	138.55%	125.05%	125.64%	123.26%	97.28%
Allowance for loan losses to total loans	0.89%	0.88%	0.87%	0.87%	0.80%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.06%	2.11%	2.05%	2.00%	2.19%
Efficiency ratio (2)	59.49%	63.95%	60.79%	60.31%	65.41%
Cost of funds (annualized) (3)	0.81%	0.74%	0.73%	0.72%	0.72%
Total revenue growth rate	5.69%	1.33%	2.34%	6.02%	(4.19)%
Total revenue growth rate (annualized)	22.74%	5.33%	9.35%	24.07%	(16.77)%
Average earning asset growth rate	3.13%	0.97%	1.16%	1.65%	0.65%
Average earning asset growth rate (annualized)	12.53%	3.90%	4.64%	6.60%	2.61%
Return on average tangible common equity (annualized) (2)	11.95%	10.42%	11.19%	11.05%	7.28%
Pre-provision net revenue to average assets (2)	1.38%	1.18%	1.31%	1.31%	1.11%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-12.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,297,558	$10,839	3.34%	$1,199,406	$9,725	3.24%
Commercial real estate	2,153,938	21,837	4.01	2,028,659	20,910	4.08
Construction	128,730	1,396	4.29	164,716	1,647	3.96
Commercial business	780,553	7,628	3.87	636,986	5,533	3.44
Home equity	541,017	5,737	4.25	445,391	3,588	3.24
Other consumer	230,419	2,907	5.06	218,348	2,671	4.92
Investment securities	1,099,011	9,577	3.48	1,095,937	8,617	3.14
Federal Home Loan Bank stock	54,151	534	3.95	55,989	479	3.43
Other earning assets	19,472	50	1.03	42,327	67	0.64
Total interest-earning assets	6,304,849	60,505	3.82	5,887,759	53,237	3.60
Allowance for loan losses	(44,888)			(36,357)
Non-interest-earning assets	520,375			474,943
Total assets	$6,780,336			$6,326,345
Interest-bearing liabilities:
NOW and money market	$1,929,917	$2,808	0.58%	$1,541,058	$1,666	0.43%
Savings	541,867	80	0.06	537,276	79	0.06
Certificates of deposit	1,715,436	4,715	1.10	1,783,687	4,637	1.05
Total interest-bearing deposits	4,187,220	7,603	0.73	3,862,021	6,382	0.66
Federal Home Loan Bank advances	1,028,835	3,152	1.21	985,424	2,369	0.95
Other borrowings	154,780	1,479	3.78	121,587	1,374	4.47
Total interest-bearing liabilities	5,370,835	12,234	0.91	4,969,032	10,125	0.81
Non-interest-bearing deposits	670,244			641,107
Other liabilities	68,731			81,839
Total liabilities	6,109,810			5,691,978
Stockholders’ equity	670,526			634,367
Total liabilities and stockholders’ equity	$6,780,336			$6,326,345
Net interest-earning assets	$934,014			$918,727
Tax-equivalent net interest income		48,271			43,112
Tax-equivalent net interest rate spread			2.91%			2.79%
Tax-equivalent net interest margin			3.04%			2.91%
Average interest-earning assets to average interest-bearing liabilities			117.39%			118.49%
Less tax-equivalent adjustment		1,943			1,616
Net interest income		$46,328			$41,496

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2017			March 31, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,297,558	$10,839	3.34%	$1,235,065	$10,223	3.31%
Commercial real estate	2,153,938	21,837	4.01	2,098,472	20,727	3.95
Construction	128,730	1,396	4.29	145,486	1,563	4.30
Commercial business	780,553	7,628	3.87	730,443	6,720	3.68
Home equity	541,017	5,737	4.25	523,335	5,221	4.04
Other consumer	230,419	2,907	5.06	212,283	2,612	4.99
Investment securities	1,099,011	9,577	3.48	1,069,924	9,168	3.43
Federal Home Loan Bank stock	54,151	534	3.95	53,159	524	3.94
Other earning assets	19,472	50	1.03	45,196	101	0.91
Total interest-earning assets	6,304,849	60,505	3.82	6,113,363	56,859	3.73
Allowance for loan losses	(44,888)			(43,625)
Non-interest-earning assets	520,375			514,400
Total assets	$6,780,336			$6,584,138
Interest-bearing liabilities:
NOW and money market	$1,929,917	$2,808	0.58%	$1,843,458	$2,196	0.48%
Savings	541,867	80	0.06	528,657	77	0.06
Certificates of deposit	1,715,436	4,715	1.10	1,713,062	4,546	1.08
Total interest-bearing deposits	4,187,220	7,603	0.73	4,085,177	6,819	0.68
Federal Home Loan Bank advances	1,028,835	3,152	1.21	980,524	2,670	1.09
Other borrowings	154,780	1,479	3.78	126,001	1,380	4.38
Total interest-bearing liabilities	5,370,835	12,234	0.91	5,191,702	10,869	0.84
Non-interest-bearing deposits	670,244			668,823
Other liabilities	68,731			65,858
Total liabilities	6,109,810			5,926,383
Stockholders’ equity	670,526			657,755
Total liabilities and stockholders’ equity	$6,780,336			$6,584,138
Net interest-earning assets	$934,014			$921,661
Tax-equivalent net interest income		48,271			45,990
Tax-equivalent net interest rate spread			2.91%			2.89%
Tax-equivalent net interest margin			3.04%			3.01%
Average interest-earning assets to average interest-bearing liabilities			117.39%			117.75%
Less tax-equivalent adjustment		1,943			1,693
Net interest income		$46,328			$44,297

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,266,484	$21,062	3.33%	$1,203,206	$19,781	3.29%
Commercial real estate	2,126,358	42,563	3.98	2,019,627	41,953	4.11
Construction	137,062	2,960	4.29	167,993	3,668	4.32
Commercial business	755,637	14,347	3.78	622,159	11,663	3.71
Home equity	532,225	10,959	4.15	438,675	7,299	3.34
Other consumer	221,401	5,518	5.03	223,626	5,647	5.08
Investment securities	1,084,548	18,745	3.45	1,089,131	17,367	3.18
Federal Home Loan Bank stock	53,658	1,058	3.94	54,193	858	3.17
Other earning assets	32,263	152	0.95	50,032	140	0.56
Total interest-earning assets	6,209,636	117,364	3.77	5,868,642	108,376	3.67
Allowance for loan losses	(44,260)			(35,693)
Non-interest-earning assets	517,403			473,624
Total assets	$6,682,779			$6,306,573
Interest-bearing liabilities:
NOW and money market	$1,886,926	$5,004	0.53%	$1,557,318	$3,449	0.45%
Savings	535,299	158	0.06	528,270	153	0.06
Certificates of deposit	1,714,256	9,260	1.09	1,765,671	9,046	1.03
Total interest-bearing deposits	4,136,481	14,422	0.70	3,851,259	12,648	0.66
Federal Home Loan Bank advances	1,004,813	5,822	1.15	971,121	4,850	0.99
Other borrowings	140,470	2,859	4.05	135,987	2,799	4.07
Total interest-bearing liabilities	5,281,764	23,103	0.88	4,958,367	20,297	0.82
Non-interest-bearing deposits	669,537			638,317
Other liabilities	67,302			79,171
Total liabilities	6,018,603			5,675,855
Stockholders’ equity	664,176			630,718
Total liabilities and stockholders’ equity	$6,682,779			$6,306,573
Net interest-earning assets	$927,872			$910,275
Tax-equivalent net interest income		94,261			88,079
Tax-equivalent net interest rate spread			2.89%			2.85%
Tax-equivalent net interest margin			3.03%			2.98%
Average interest-earning assets to average interest-bearing liabilities			117.57%			118.36%
Less tax-equivalent adjustment		3,636			3,181
Net interest income		$90,625			$84,898

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Net Income (GAAP)	$16,200	$13,726	$14,550	$14,159	$9,058
Non-GAAP adjustments:
Non-interest income	(95)	(465)	(94)	(118)	(367)
Non-interest expense	—	—	107	55	1,403
Related income tax (benefit) expense	33	163	(5)	22	(363)
Net adjustment	(62)	(302)	8	(41)	673
Total net income (non-GAAP)	$16,138	$13,424	$14,558	$14,118	$9,731

Non-interest income (GAAP)	$9,476	$8,505	$8,936	$7,889	$6,532
Non-GAAP adjustments:
Net gain on sales of securities	(95)	(457)	(94)	(48)	(367)
BOLI claim benefit	—	(8)	—	(70)	—
Net adjustment	(95)	(465)	(94)	(118)	(367)
Total non-interest income (non-GAAP)	9,381	8,040	8,842	7,771	6,165
Total net interest income	46,328	44,297	43,172	43,029	41,496
Total revenue (non-GAAP)	$55,709	$52,337	$52,014	$50,800	$47,661

Non-interest expense (GAAP)	$34,979	$34,695	$33,293	$32,236	$34,681
Non-GAAP adjustments:
Effect of position eliminations	—	—	(107)	(55)	(1,403)
Net adjustment	—	—	(107)	(55)	(1,403)
Total non-interest expense (non-GAAP)	$34,979	$34,695	$33,186	$32,181	$33,278

Total loans	$5,054,181	$4,943,984	$4,901,714	$4,720,700	$4,730,895
Non-covered loans (1)	(699,938)	(691,054)	(744,763)	(721,763)	(1,259,285)
Total covered loans	$4,354,243	$4,252,930	$4,156,951	$3,998,937	$3,471,610
Allowance for loan losses	$45,062	$43,304	$42,798	$41,080	$37,961
Allowance for loan losses to total loans	0.89%	0.88%	0.87%	0.87%	0.80%
Allowance for loan losses to total covered loans	1.03%	1.02%	1.03%	1.03%	1.09%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Efficiency Ratio:
Non-Interest Expense (GAAP)	$34,979	$34,695	$33,293	$32,236	$34,681
Non-GAAP adjustments:
Other real estate owned expense	(305)	(91)	(100)	(40)	(63)
Effect of position eliminations	—	—	(107)	(55)	(1,403)
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$34,674	$34,604	$33,086	$32,141	$33,215

Net Interest Income (GAAP)	$46,328	$44,297	$43,172	$43,029	$41,496
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,943	1,693	1,712	1,641	1,616

Non-Interest Income (GAAP)	9,476	8,505	8,936	7,889	6,532
Non-GAAP adjustments:
Net gain on sales of securities	(95)	(457)	(94)	(48)	(367)
Net loss on limited partnership investments	638	80	705	850	1,504
BOLI claim benefit	—	(8)	—	(70)	—
Total Revenue for Efficiency Ratio (non-GAAP)	$58,290	$54,110	$54,431	$53,291	$50,781

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	59.49%	63.95%	60.79%	60.31%	65.41%

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$46,328	$44,297	$43,172	$43,029	$41,496
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,943	1,693	1,712	1,641	1,616
Total tax equivalent net interest income (A)	$48,271	$45,990	$44,884	$44,670	$43,112

Non Interest Income (GAAP)	9,476	8,505	8,936	7,889	6,532
Non-GAAP adjustments:
Net gain on sales of securities	(95)	(457)	(94)	(48)	(367)
Net loss on limited partnership investments	638	80	705	850	1,504
BOLI claim benefit	—	(8)	—	(70)	—
Non-Interest Income for PPNR (non-GAAP) (B)	$10,019	$8,120	$9,547	$8,621	$7,669

Non-Interest Expense (GAAP)	$34,979	$34,695	$33,293	$32,236	$34,681
Non-GAAP adjustments:
Effect of position eliminations	—	—	(107)	(55)	(1,403)
Non-Interest Expense for PPNR (non-GAAP) (C)	$34,979	$34,695	$33,186	$32,181	$33,278

Total PPNR (non-GAAP) (A + B - C) :	$23,311	$19,415	$21,245	$21,110	$17,503
Average Assets	6,780,336	6,584,138	6,490,971	6,437,096	6,326,345
PPNR to Average Assets (Annualized)	1.38%	1.18%	1.31%	1.31%	1.11%

F - 11

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$16,200	$13,726	$14,550	$14,159	$9,058
Non-GAAP adjustments:
Intangible Assets amortization, tax effected at 35%	229	250	250	250	261
Net Income excluding intangible assets amortization, tax effected at 35%	$16,429	$13,976	$14,800	$14,409	$9,319
Average stockholders' equity (non-GAAP)	$670,526	$657,755	$650,590	$643,266	$634,367
Average goodwill & other intangible assets (non-GAAP)	120,631	121,004	121,383	121,767	122,171
Average tangible common stockholders' equity (non-GAAP)	$549,895	$536,751	$529,207	$521,499	$512,196
Return on Average Tangible Common Equity (non-GAAP)	11.95%	10.42%	11.19%	11.05%	7.28%

F - 12